                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                        GEOTEL COMMUNICATIONS CORPORATION



        FIRST:     The name of this Corporation shall be:

                        GEOTEL COMMUNICATIONS CORPORATION

        SECOND:    The Corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is THE CORPORATION TRUST COMPANY.

        THIRD:     The purpose or purposes of the Corporation shall be:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 200,000 shares of Common Stock, $.01 par value per share.

        FIFTH:     The name and mailing address of the Sole Incorporator is as follows:

        NAME                                          MAILING ADDRESS

        Michael J. Riccio, Jr.  c/o Hutchins, Wheeler & Dittmar
                                                      A Professional Corporation
                                                      101 Federal Street
                                                      Boston, MA  02110

        SIXTH:     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

              A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-Laws of the Corporation.

              B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

              C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

        SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        EIGHTH: Except as stated in Article Ninth of this Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

        NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        I, the undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and

                                        2

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certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of June, 1993.



                                                 /s/ Michael J. Riccio, Jr.
                                                 --------------------------
                                                 Michael J. Riccio, Jr.
                                                 Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        GEOTEL COMMUNICATIONS CORPORATION

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         Geotel Communications Corporation (the "Corporation), organized and existing under the and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and prompt written notice of the taking of the action without a meeting by less than unanimous written consent has been given in accordance with section 228(d) to the stockholders who did not consent in writing. The resolution setting forth the amendment is as follows:

         RESOLVED: That Article Fourth of the Certificate of Incorporation of the Corporation be and hereby is deleted and a new Article Fourth in the form attached hereto as Exhibit A be inserted in lieu thereof.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 26th day of September, 1996.



                                            GEOTEL COMMUNICATIONS CORPORATION



                                            By: /s/ John C. Thibault
                                                --------------------------------
                                                President

                                                                       EXHIBIT A

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 7,788,615 shares of Preferred Stock, $.01 par value per share, of which 3,402,000 shares shall be designated as Series A Convertible Participating Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), 2,604,286 shares shall be designated as Series B Convertible Participating Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), and 1,782,329 shares shall be designated as Series C Convertible Participating Preferred Stock, $.01 par value per share (the "Series C Preferred Stock and, together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").

         The following is a statement of the voting powers and the designations, preferences and other special rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

                                 A. Common Stock

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written action in lieu of meetings). There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                               B. Preferred Stock

         Section 1. Designation and Amount. The series of Preferred Stock of the Corporation designated as "Series A Convertible Participating Preferred Stock" shall consist of 3,402,000 shares. The series of Preferred Stock of the Corporation designated as "Series B Convertible Participating Preferred Stock" shall consist of 2,604,286 shares. The series of Preferred Stock of the Corporation designated as "Series C Convertible Participating Preferred Stock" shall consist of 1,782,329 shares.

         Section 2. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

         Section 3. Liquidation, Dissolution or Winding Up.

              (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of outstanding shares of Preferred Stock and Common Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows: (i) First, pari passu, to the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock as follows: the holders of outstanding shares of Series A Preferred Stock shall receive an amount equal to $1.00 per share (adjusted appropriately for stock splits, stock dividends and the like) together with any declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 2 hereof (collectively, the "Series A Liquidation Amount"), the holders of outstanding shares of Series B Preferred Stock shall receive an amount equal to $1.75 per share (adjusted appropriately for stock splits, stock dividends and the like) together with any declared but unpaid dividends to which the holders of outstanding shares of Series B Preferred Stock are entitled to receive pursuant to Section 2 hereof (collectively, the "Series B Liquidation Amount"), and the holders of the outstanding shares of Series C Preferred Stock shall receive an amount equal to $2.336 per share (adjusted appropriately for stock splits, stock dividends and the like) together with any declared but unpaid dividends to which the holders of outstanding shares of Series C Preferred Stock are entitled to receive pursuant to Section 2 hereof (collectively, the "Series C Liquidation Amount"), before any payment shall be made to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Preferred Stock; provided, however, that if, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and (ii) Second, the holders of the outstanding shares of Preferred Stock shall share ratably with the holders of the outstanding shares of Common Stock in the distribution of the assets of the Company remaining for distribution to stockholders, whether such assets are capital, surplus or earnings (the "Residual Assets") as if each share of Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Company.

              (b) A consolidation or merger of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Corporation's capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that each holder of the Preferred Stock shall have the right to elect the benefits of the provisions of
Section 5(j) hereof in lieu of receiving payments in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

              (c) The Series A Liquidation Amount, Series B Liquidation Amount and Series C Liquidation Amount shall in all events be paid in cash; provided, however, that if the Series A Liquidation Amount, the Series B Liquidation Amount and the Series C Liquidation Amount are payable in connection with a consolidation or merger of the Corporation, then each holder of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may, at its election, receive payments of the Series A Liquidation Amount, Series B Liquidation Amount or Series C Liquidation Amount, as the case may be, in the same form of consideration as is payable with respect to the Common Stock. Wherever a distribution provided for in this Section 3 is payable in property other than in cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company's Board of Directors.

         Section 4. Voting Power.

         Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of the Preferred Stock and the Common Stock shall vote together as a single class on all matters.

         Section 5. Conversion. The holders of the Preferred Stock have the following rights:

              (a) Voluntary Conversion. The holders of a majority in interest of the then outstanding shares of Preferred Stock shall be entitled, at any time after July 31, 2000, to cause all of such shares to be converted into shares of Common Stock at an initial conversion rate of: 1 share of Common Stock for each share of Series A Preferred Stock (the "Series A Conversion Ratio"), 1 share of Common Stock for each share of Series B Preferred Stock (the "Series B Conversion Ratio") and 1 share of Common Stock for each share of Series C Preferred Stock (the "Series C Conversion Ratio"); and, in connection therewith, to receive from the Corporation the Series A Liquidation Amount per share, Series B Liquidation Amount per share or Series C Liquidation per share, as the case may be, in three equal annual installments (the "Conversion Installments"). If the Corporation does not have sufficient funds legally available to pay a Conversion Installment on any date when it is due (each an "Installment Date"), then it shall pay the amount available on a pro-rata basis among the persons or entities entitled to such Conversion Installment in proportion to the amount they would have received had such Conversion Installment been paid in full and shall pay the remaining amount as soon as sufficient funds are legally available. In the event that the Corporation fails to make the payment of any Conversion Installment, then during the period from the Installment Date through the date on which such Conversion Installment payment is made, the unpaid balance of the Conversion Installment due and payable shall bear interest at a per annum rate of 15%, payable quarterly in arrears. If any Conversion Installment payment remains unpaid for greater than 90 days after notice, until such payment is made in full, the holders of Preferred Stock shall be entitled to call a special meeting of the Stockholders of the Corporation at which the holders of a majority in interest of the Preferred Stock represented in person or by proxy at such meeting shall have the right to elect a sufficient number of directors to the Corporation's Board of Directors, so that the representatives of the Preferred Stockholders represent a majority of the Corporation's directors. If the holders of a majority in interest of the then outstanding shares of Preferred Stock elect to convert the Preferred Stock at a time when there are any accrued and unpaid dividends or other amounts due on such shares, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion.

              (b) Automatic Conversion. Each share of Preferred Stock outstanding shall automatically be converted into shares of Common Stock, immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public in which (i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $4.672 per share (appropriately adjusted to reflect the occurrence of any event of subdivision or combination under Section 5(g)(I)) (a "Qualified Public Offering"). The number of shares of Common Stock into which each share of Preferred Stock is convertible under this
Section 5(b) shall equal the sum of (i) the number of shares of Common Stock issuable upon conversion of the Preferred Stock under Section 5(a), based upon the respective Conversion Ratio of the series of Preferred Stock, and (ii) the number of shares equal to the quotient obtained by dividing fifty percent (50%) of the Series A Liquidation Amount per share, the Series B Liquidation Amount per share and Series C Liquidation Amount per share, as the case may be, by the initial public offering price paid by the public for shares of Common Stock in the Qualified Public Offering.

              (c) Conversion Procedures. Upon a voluntary conversion in Section 5(a), the holders of Preferred Stock shall surrender the certificate or certificates representing the Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock by the Corporation. Upon surrender of a certificate representing Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion and an amount equal to the initial conversion installment issued pursuant to Section 5(a).

              (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Preferred Stock into shares of Common Stock shall be effective as of the surrender of the certificate or certificates for the Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Preferred Stock into Common Stock pursuant to Section 5(b) hereof shall not be deemed to be effective until immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

              (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

              (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any shares of Preferred Stock are outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock then outstanding and convertible into shares of Common Stock.

              (g) Adjustments to Conversion Ratio. Each of the Series A Conversion Ratio, Series B Conversion Ratio and Series C Conversion Ratio in effect from time to time shall be subject to adjustment as follows:

                  (I) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Series A Conversion Ratio, Series B Conversion Ratio and Series C Conversion Ratio shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Series A Conversion Ratio, Series B Conversion Ratio and Series C Conversion Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. An adjustment made pursuant to this Section 5(g)(I) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                  (II) Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding up to 3,800,000 shares of Common Stock (the "Pool") issued, reissued, or sold, to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Option Plan, upon the exercise of options issued pursuant to such Stock Option Plan, or pursuant to the Corporation's Restricted Stock Purchase Plan or otherwise to certain executive officers and founders of the Corporation (the "Excluded Shares")) for a consideration per share less than (x) $1.00 in the case of the Series A Preferred Stock (the "Series A Conversion Price"), (y) $1.75 in the case of the Series B Preferred Stock (the "Series B Conversion Price") or (z) $2.336 in the case of the Series C Preferred Stock (the "Series C Conversion Price"), with any such Excluded Shares repurchased or subject to option lapse being returned to the Pool, then and thereafter successively upon each such issuance, sale or exchange:

                     (A) if such issuance, sale or exchange is for a consideration per share which is less than the Series A Conversion Price, the Series A Conversion Ratio in effect with respect to the Series A Preferred Stock immediately prior to the issuance, sale or exchange of such shares shall forthwith be increased (but not decreased) to an amount determined by multiplying the Series A Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued; and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series A Conversion Price per share;

                       (B) if such issuance, sale or exchange is for a
              consideration per share which is less than the Series B Conversion Price, the Series B Conversion Ratio in effect with respect to the Series B Preferred Stock immediately prior to the issuance, sale or exchange of such shares shall forthwith be increased (but not decreased) to an amount determined by multiplying the Series B Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued; and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series B Conversion Price per share; and

                       (C) if such issuance, sale or exchange is for a
              consideration per share which is less than the Series C Conversion Price, the Series C Conversion Ratio in effect with respect to the Series C Preferred Stock immediately prior to the issuance, sale or exchange of such shares shall forthwith be increased (but not decreased) to an amount determined by multiplying the Series C Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of such additional shares of Common Stock so issued; and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series C Conversion Price per share.

                  (III) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than (x) the Series A Conversion Price per share, (y) the Series B Conversion Price per share or (z) the Series C Conversion Price per share, then:

                       (A) if such issuance is for a consideration per share
              which is less than the Series A Conversion Price, the Series A Conversion Ratio in effect immediately prior to the issuance of such options, warrants or rights or securities shall be increased (but not decreased) to an amount determined by multiplying the Series A Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such such options, warrants or rights or securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted, and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such such options, warrants or rights or securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration"), would purchase at the Series A Conversion Price prior to adjustment;

                       (B) if such issuance is for a consideration per share
              which is less than the Series B Conversion Price, the Series B Conversion Ratio in effect immediately prior to the issuance of such options, warrants or rights or securities shall be increased (but not decreased) to an amount determined by multiplying the Series B Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such such options, warrants or rights or securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted, and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the Net Aggregate Consideration would purchase at the Series B Conversion Price prior to adjustment; and

                       (C) if such issuance is for a consideration per share
              which is less than the Series C Conversion Price, the Series C Conversion Ratio in effect immediately prior to the issuance of such options, warrants or rights or securities shall be increased (but not decreased) to an amount determined by multiplying the Series C Conversion Ratio by a fraction:

                           (1) the numerator of which shall be (i) the number of
              shares of Common Stock of all classes outstanding immediately prior to the issuance of such such options, warrants or rights or securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted, and

                           (2) the denominator of which shall be (i) the number
              of shares of Common Stock of all classes outstanding immediately prior to the issuance of such such options, warrants or rights or securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the Net Aggregate Consideration would purchase at the Series C Conversion Price prior to adjustment.

              (IV) Expiration or Change in Ratio. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio, as the case may be, in effect at the time of such change shall be readjusted to the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 5(g)(III), hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Series A Conversion Ratio, Series B Conversion Ratio and Series C Conversion Ratio will be made only as and to the extent that the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio, as the case may be, effective upon such adjustment remains greater than or equal to the Conversion Ratio that would be in effect if outstanding Preferred Stock, options, warrants, rights or convertible securities had not been issued. No adjustment of the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio shall be made under this Section 5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio, as the case may be, effective immediately upon such cancellation or expiration shall be equal to the respective Conversion Ratio in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Ratio had the expired or canceled warrants, options, rights or convertible securities not been issued.

              (h) Holders Not Entitled to Anti-Dilution Protection. Notwithstanding anything contained in Section 5(g) to the contrary, a holder of any shares of Preferred Stock shall not be entitled to the benefits of Section 5(g) with respect to an issuance, sale or exchange of any shares of Common Stock pursuant to the provisions of Subsection 5(g)(II), or an issuance of options, warrants or rights to subscribe for shares of Common Stock or an issuance of any securities convertible into or exchangeable for shares of Common Stock pursuant to the provisions of Subsection 5(g)(III) (each a "Dilutive Issuance") if (I) the Corporation has offered such holder the opportunity, exercisable over a period of not less than 30 days, to purchase securities in such Dilutive Issuance at a price and on terms no less favorable to such holder than those generally offered to other persons participating in such Dilutive Issuance, and
(II) such holder has failed to participate in such Dilutive Issuance by acquiring in such Dilutive Issuance such number of securities as shall at least equal the lesser of (x) such holder's pro rata share of such Dilutive Issuance (as determined by dividing the number of shares of Preferred Stock held by such holder immediately prior to such Dilutive Issuance, by the total number of shares of Preferred Stock outstanding immediately prior to such Dilutive Issuance) or (y) the maximum amount which such holder was offered the opportunity to purchase.

              (i) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 as applied to such distributed securities.

         If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in Section 3(b) or in this Section 5), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

              (j) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Series A Conversion Ratio, Series B Conversion Ratio and the Series C Conversion Ratio and the number of shares purchasable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Preferred Stock.

         Each holder of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(j), shall have the option of electing treatment of his shares of Preferred Stock under either this Section 5(j) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event.

         (k) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Ratio, Series B Conversion Ratio or Series C Conversion Ratio, the

Corporation at its expense will furnish each holder of the series of Preferred Stock subject to such adjustment or readjustment with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment in accordance with the terms hereof, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Series A Conversion Ratio, Series B Conversion Ratio and Series C Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock, the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

         Section 6. Restrictions and Limitations.

              (a) Except as otherwise provided in clause (v) below, so long as any shares of the Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of two-thirds in interest of the then outstanding shares of the Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like):

                   (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock of any class or any other capital stock of the Corporation (other than the Preferred Stock); provided, however, that this restriction shall not apply to the repurchase or redemption of shares of Common Stock issued pursuant to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment and involuntary transfers by operation of law, provided that (unless the purchase is approved by a majority vote of the Board of Directors of the Corporation) the repurchase price paid by the Corporation does not exceed the purchase price paid to the Corporation for such shares;

                   (ii) Authorize or issue, or obligate itself to issue, any other equity security senior to or a parity with the Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights;

                   (iii) Increase or decrease (other than by conversion as
                         permitted hereby) the total number of authorized shares of Preferred Stock;

                   (iv) Authorize any merger or consolidation of the Corporation with or into any other corporation or entity (except into or with a wholly-owned subsidiary of the Corporation with the requisite shareholder approval), authorize the liquidation, dissolution or winding up of the Corporation, or authorize the sale of substantially all of the assets of the Corporation; or

                   (v) Amend the Certificate of Incorporation or By-Laws of the Corporation in a manner that directly or indirectly adversely affects the rights of holders of the Preferred Stock, provided, however, that any such amendment which directly or indirectly adversely affects the terms of one or more series of Preferred Stock but would not so affect one or more series of the Preferred Stock as a class shall require the affirmative vote or written consent of the holders of two-thirds in interest of such series.

         Section 7. No Reissuance of Preferred Stock. No share of the Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

         Section 8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         Section 9. Other Rights. Except as otherwise provided in this Certificate of Incorporation, each share of Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.